Exhibit 23.4

FAX (303) 623-4258

621 SEVENTEENTH STREET SUITE 1550    DENVER, COLORADO 80293    TELEPHONE (303) 623-9147

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the references to us and our reserve report dated March 2, 2018 for the year ended December 31, 2017 in Sundance Energy Australia Limited’s Annual Report on Form 20-F for the year ended December 31, 2017, and the incorporations by reference of our reports in the Registration Statements on Form F-3 of Sundance Energy Australia Limited.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Denver, Colorado
May 1, 2018